EXHIBIT 10.18.1

PROMISSORY NOTE

$26,736,443.00	Charlotte, North Carolina
March 27, 2012

FOR VALUE RECEIVED, GGT CRESCENT CROSSTOWN FL VENTURE, LLC, a Delaware limited liability company (hereinafter called “Borrower”), promises to pay to the order of U.S. Bank National Association, a national banking association (hereinafter, together with any subsequent holder hereof, called “Bank”), or assigns, the principal sum of Twenty-Six Million Seven Hundred Thirty-Six Thousand Four Hundred Forty-Three and No/100 Dollars ($26,736,443.00) or so much thereof as may have been advanced to or for the benefit of Borrower pursuant to the Loan Agreement and remains unpaid from time to time (hereinafter called “Principal Balance”), with interest on the Principal Balance, until paid in full, at the rates per annum hereinafter specified, in coin or currency, which, at the time or times of payment, is legal tender for the payment of public and private debts in the United States of America, all in accordance with the terms hereinafter set forth. All interest payable hereunder shall be computed on the basis of a 360 day year, but shall be charged for the actual number of days principal is unpaid.

1. Payment Location. All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to U.S. Bank National Association at Bank’s office at 214 N. Tryon Street, 30th Floor, Charlotte, North Carolina 28202, Attention: Commercial Real Estate, or at such other place as may be designated by Bank to Borrower in writing.

2. Capitalized Terms. Unless the context otherwise indicates, capitalized terms not otherwise defined herein shall have the meanings provided for such terms in that certain Construction Loan Agreement of even date herewith by and between Borrower and Bank (hereinafter as it may be amended, modified or supplemented from time to time called the “Loan Agreement”), and which terms are incorporated by this reference as if fully set forth herein.

3. Identification of Note. This Promissory Note (the “Note”) is the Promissory Note referred to in the Loan Agreement. The Loan Agreement governs the terms of the indebtedness of Borrower to Bank evidenced by this Note and such other indebtedness as more particularly set forth in the Loan Documents.

4. Payments. This Note shall be payable by Borrower to Bank as follows:

(a) Interest accruing in accordance herewith shall be payable, as accrued, on the first (1st) day of each calendar month hereafter, commencing on the first day of the first calendar month after the first Advance is disbursed to Borrower, and continuing until the Maturity Date.

THIS NOTE IS SECURED BY A MORTGAGE FROM THE BORROWER TO THE BANK DATED OF EVEN DATE HEREWITH. THE FLORIDA DOCUMENTARY STAMP AND INTANGIBLE TAXES DUE IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE WERE PAID UPON THE RECORDATION OF THE MORTGAGE.

(b) The entire unpaid Principal Balance and all interest accrued thereon shall be due and payable in full on March 27, 2015 (hereinafter called the “Maturity Date”); provided, however, subject to Borrower’s compliance with the terms and conditions set forth in Section 1.10 and Section 1.11 of the Loan Agreement, Borrower shall have two (2) options to extend the Maturity Date for one (1) year each until March 27, 2016 and March 27, 2017, respectively, which extended dates shall thereafter become the Maturity Date.

(c) In the event that the Maturity Date is extended as set forth in Section 4(b) above, during any extension period, in addition to the monthly installments of interest payable hereunder, Borrower shall make consecutive, monthly installments of principal in the amount of the Monthly Principal Installments.

(d) Except as otherwise provided in the succeeding sentence, from and after the date hereof, and until the date on which this Note is paid in full, Borrower shall pay interest on the Principal Balance at the Loan Rate. Following any Event of Default hereunder or under the Loan Agreement, interest shall accrue at the Default Rate together with, as applicable, any Late Charge.

(e) No payment of interest or other consideration made or agreed to be made by Borrower pursuant to this Note or any other instrument referring to or securing this Note shall, at any time, be deemed to have been computed at an interest rate in excess of the maximum rate of interest permissible by law, if any. In the event such payments of interest or other consideration provided for in this Note or any other instrument referring to or securing this Note shall result in payment of an effective rate of interest which, for any period of time, is in excess of the limit of the usury law or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party or parties hereto, be applied to the Principal Balance immediately upon receipt of such monies by Bank with the same force and effect as though Borrower had specifically designated, and Bank had agreed to accept, such extra payments as a principal payment, without premium or penalty. If the Principal Balance has been fully paid, any such excess amount shall be refunded to Borrower. This provision shall control over every other obligation of Borrower hereunder and under any instrument which secures this Note.

(f) Except as set forth in Section 4(e) above, all payments made hereunder shall be applied to amounts due in accordance with the Loan Agreement.

5. Prepayment. The Principal Balance and accrued interest thereon may be prepaid in full or in part as provided in Section 1.3 Prepayment of the Loan Agreement and subject to any fees payable by Borrower under Section 1.4 Regulatory Change of the Loan Agreement.

6. Security. The payment and performance of this Note and other Obligations are secured by the lien of that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith (the “Mortgage”), encumbering certain real and personal property located in Hillsborough County, Florida, as more specifically described therein (the Project”), and by other documents (hereinafter collectively called “Other Security Documents”), all of even date herewith and by (i) an Agreement of Guaranty and Suretyship (Payment) of even date herewith from the Guarantor (the “Payment Guaranty”), (ii) an Agreement of Guaranty and Suretyship (Completion) of even date herewith from the Guarantor (the “Completion Guaranty”), and (iii) a Recourse Carve-Out Guaranty Agreement of even date herewith from the Guarantor (the “Carve-Out Guaranty”). The Mortgage, the Other Security Documents, the Payment Guaranty, the Completion Guaranty and the Carve-Out Guaranty are sometimes herein collectively called the “Security Documents.” Advances of the sums evidenced by this Note are to be made pursuant to the Loan Agreement.

Each Borrower, co-maker, endorser, surety and guarantor hereby guaranties payment of this Note, and waives demand for payment, presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of intent to foreclose on any collateral securing this Note, all other notices as to this Note, diligence in collection as to each and every payment due hereunder, and all other requirements necessary to charge or hold such person or entity to any obligation hereunder, and agrees that without any notice Bank may take additional security herefor or may release any or all security herefor, or alone or together with any present or future owner or owners of all or any part of the Project or by any Other Security Documents, may from time to time extend, renew, or otherwise modify the date or dates or amount or amounts of payment above recited, or Bank may from time to time release any part or parts of the property and interest subject to the Mortgage or the Other Security Documents from the Mortgage and/or the Other Security Documents, with or without consideration, and that, in any such case, each Borrower, co-maker, endorser, surety and guarantor shall continue to be bound hereby and to be liable to pay the unpaid balance of the indebtedness evidenced hereby, as so additionally secured, extended, renewed or modified, and notwithstanding any such release, and further agrees to indemnify Bank against and hold Bank harmless from and pay all costs and expenses of collection, including court costs and reasonable attorneys’ fees (prior to trial, at trial and on appeal) incurred in collecting the indebtedness evidenced hereby, or in exercising or defending, or obtaining the right to exercise, the rights of Bank hereunder, under the Loan Agreement or under any Security Document, whether suit be brought or not, and in foreclosure, in bankruptcy, insolvency, arrangement, reorganization and other debtor-relief proceedings, in probate, in other court proceedings, or otherwise, whether or not Bank prevails therein, and all costs and expenses incurred by Bank in protecting or preserving the property and interests which are subject to the Mortgage and/or the Other Security Documents.

7. Default. Time is of the essence hereof. The occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default, Bank shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under the Mortgage and Other Security Documents and under any other Loan Document, or at law or in equity. From and after the date of the occurrence of any such Event of Default, and from and after the Maturity Date, interest shall accrue on the Principal Balance at the Default Rate and shall be payable on the first business day of each calendar month or on demand, at the option of Bank.

Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Bank. All rights and remedies of Bank under the terms of this Note, under the terms of the Loan Agreement and/or of any Security Document, and under any statutes or rules of law shall be cumulative and may be exercised successively or concurrently by Bank. Borrower agrees that Bank shall be entitled to all the rights of a holder in due course of negotiable instruments. Any provision of this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

8. Applicable Law; Jury Trial. THIS NOTE WAS NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF NORTH CAROLINA. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE.

TO THE EXTENT ENFORCEABLE UNDER APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION WITH RESPECT TO OR ARISING FROM THIS NOTE, THE LOAN AGREEMENT OR THE SECURITY DOCUMENTS.

AT THE OPTION OF BANK, THIS NOTE, THE LOAN AGREEMENT AND THE SECURITY DOCUMENTS MAY BE ENFORCED IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN WHICH THE PROJECT LIES OR THE STATE COURT SITTING IN THE COUNTY IN WHICH THE PROJECT LIES; BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURTS AND WAIVES ANY ARGUMENT THAT JURISDICTION IN SUCH FORUMS IS NOT PROPER OR THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY ACTION IS COMMENCED IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, THE LOAN AGREEMENT OR THE SECURITY DOCUMENTS, BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

[Signature page 1 of 1 to Promissory Note]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered under seal as of the day and year first above set forth.

BORROWER:

GGT CRESCENT CROSSTOWN FL VENTURE, LLC,
a Delaware limited liability company			(SEAL)

By:	Crescent Crosstown II, LLC,
	a Delaware limited liability company its Operating Member		(SEAL)

	By:	Crescent Multifamily Holdings, LLC,
		a Delaware limited liability company its sole member and manager	(SEAL)

		By:	Crescent Resources, LLC, a Georgia limited liability company its sole member

		By:	/s/ Brian J. Natwick
Brian J.Natwick,
President, Multifamily Division

Address for notices: 227 West Trade Street Suite 1000 Charlotte, North Carolina 28202

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